                                                                       EXHIBIT 5

                        [JENKENS & GILCHRIST LETTERHEAD]

                                December 29 1998


FelCor Lodging Trust Incorporated
545 E. John Carpenter Freeway
Suite 1300
Irving, Texas 75062

         Re:      FelCor Lodging Trust Incorporated -- Form S-8 Registration
                  Statement

Gentlemen:

         We have acted as counsel to FelCor Lodging Trust Incorporated, a Maryland corporation (the "Company"), in connection with the preparation of the Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission on or about December 29, 1998, under the Securities Act of 1933, as amended (the "Securities Act"), relating to $10,000,000 of deferred compensation obligations (the "Obligations") which will represent unsecured obligations of the Company to pay deferred compensation in the future in accordance with the terms of the FelCor Lodging Trust Incorporated Non-Qualified Deferred Compensation Plan (the "Plan").

         In rendering our opinions, we have examined and relied upon the original, or copies identified to our satisfaction, of (1) the Articles of Amendment and Restatement of the Company, as further amended and supplemented (the "Charter"); (2) the Bylaws of the Company, as amended; (3) minutes and records of the corporate proceedings of the Company with respect to the establishment of the Plan and related matters; (4) the Registration Statement and exhibits thereto, including the Plan; and (5) such other documents and instruments as we have deemed necessary for the expression of opinions herein contained. In making the foregoing examinations, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as certified or photostatic copies. As to various questions of fact material to this opinion, and as to the content and form of the Charter, the Bylaws, as amended, minutes, records, resolutions and other documents or writings of the Company, we have relied, to the extent we deem reasonably appropriate, upon representations or certificates of officers or directors of the Company and upon documents, records and instruments furnished to us by the Company, without independent check or verification of their accuracy.

FelCor Lodging Trust Incorporated
December 29, 1998
Page 2


         Based upon the firm's examination, consideration of, and reliance on the documents and other matters described above, this firm is of the opinion that, when issued by the Company in the manner provided in the Plan, the Obligations will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject, as to enforcement,
(i) to bankruptcy, insolvency, reorganization, arrangement, moratorium and other laws of general applicability relating to or affecting creditor's rights, and
(ii) to general principles of equity, whether such enforcement is considered in a proceeding in equity or at law.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to references to our firm included in or made a part of the Registration Statement. In giving this consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Securities and Exchange Commission thereunder.

                                                Very truly yours,

                                                JENKENS & GILCHRIST,
                                                a Professional Corporation


                                                By: /s/ Robert W. Dockery
                                                   -----------------------------
                                                        Robert W. Dockery,
                                                        Authorized Signatory

cc:  Mr. Lawrence D. Robinson